Exhibit 32.1
CERTIFICATIONS
SARBANES-OXLEY ACT SECTION 906
In connection with this Amendment No. 1 to the Quarterly Report on Form 10-Q of Wintrust Financial Corporation (‘the Company”) and pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, the undersigned Chief Executive Officer and Chief Financial Officer of the Company certify, on the basis of such officers’ knowledge and belief that:
(1)	The Quarterly Report of the Company on Form 10-Q for the period ended September 30, as filed with the Securities and Exchange Commission on April 19, 2006, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ EDWARD J. WEHMER
Name:	Edward J. Wehmer
Title:	President and Chief Executive Officer
Date:	April 19, 2006

/s/ DAVID L. STOEHR
Name:	David L. Stoehr
Title:	Executive Vice President and Chief Financial Officer
Date:	April 19, 2006

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Report and shall not be treated as having been filed as part of this Report.